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                                                                   Exhibit 10.28

                           ALCO STANDARD CORPORATION

                        1994 DEFERRED COMPENSATION PLAN
              (as amended and restated effective January 1, 1997)


     1. Purpose. The purpose of the Alco Standard Corporation 1994 Deferred Compensation Plan is to permit certain eligible employees of Alco Standard Corporation and its affiliated companies to defer a portion of their compensation and to participate in a program under which they are provided supplemental income after their retirement. The program is intended to constitute an unfunded deferred compensation arrangement for a select group of management or highly compensated employees.

     2. Definition. Unless the context otherwise requires, the following words as used herein shall have the following meanings:

         (a) "Administrator" shall mean the person or persons so designated and acting under Paragraph 16 hereof.

         (b) "Affiliated Employer" shall mean any domestic corporation of which Alco (directly or through any subsidiary) owns 80% or more of the outstanding voting stock.

         (c) "Alco" shall mean Alco Standard Corporation, an Ohio corporation.

         (d) "Compensation" shall mean all salaries, bonuses, commissions and incentive compensation from Alco or an Affiliated Employer, but shall not include company contributions under Alco's Partners' Stock Purchase Plan or the Alco Retirement Savings Plan or any fringe benefits.

         (e) "Effective Date" shall mean January 1, 1997, the effective date of this amended and restated Plan. The rights of a Participant whose participation in the Plan commenced prior to the Effective Date and who remains a Participant on the Effective Date shall be governed by the terms of the amended and restated Plan as set forth herein.

         (f) "Employer" shall mean Alco or an Affiliated Employer or Unisource Worldwide, Inc.

         (g) "Participant" shall mean any person employed by an Employer who is eligible, and who has elected, to participate in the Plan.
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         (h) "Participation Agreement" shall mean the agreement executed by each
Participant and Alco or an Affiliated Employer, as the case may be, setting forth certain information relating to the Participant's participation in the Plan.

         (i) "Plan" shall mean the Alco Standard Corporation 1994 Deferred Compensation Plan, as amended from time to time.

         (j) "Plan Year" shall mean the period beginning on January 1 and ending on December 31 of each year.

         (k) "Total Disability" shall mean a total disability as defined in the long term disability plan adopted by the Participant's Employer (or, if the Participant's Employer does not have such a plan, the long term disability plan of Alco).

     3. Participation. Any person who (a) is employed by Alco or an Affiliated Employer on a full-time basis, (b) is "highly compensated" (employees who received Compensation from Alco or an Affiliated Employer in the 1995 calendar year, or who expect to receive Compensation from Alco or an Affiliated Employer in the 1996 calendar year, in excess of $110,000 are considered "highly compensated" for purposes of the Plan) or has been designated by Alco as a "Partner" and (c) is a United States taxpayer, shall be eligible to participate herein. In addition, other persons who satisfy conditions (a) and (c) of the foregoing sentence shall be eligible to participate in the Plan if selected by the President of Alco prior to the Effective Date. A person eligible under this Paragraph 3 shall become a Participant by executing a Participation Agreement and such other forms as may be required by the Administrator.

     4. Deferral of Compensation. Prior to the Effective Date and prior to the beginning of each Plan Year during the term of the Plan, an employee of Alco or an Affiliated Employer who meets the eligibility requirements of Paragraph 3 may irrevocably elect to defer or forgo a portion of his Compensation for each of the next five Plan Years (or, if less, for each of the Plan Years while he is an active employee of Alco or an Affiliated Employer). The amount of the deferral for each Plan Year may vary, subject to the minimum and maximum limitations set forth below.

         The amount of salary and/or bonus (stated as a dollar amount or as a percentage in the case of deferrals from a Participant's bonus) to be deferred for the first Plan Year shall be designated on the Participant's Participation Agreement, subject to the minimum and maximum limitations set forth below. For each of the next four Plan Years after a Participant's initial deferral election (or, if less, for each Plan Year while he is an active employee of Alco or an Affiliated Employer), the Participant will be given the opportunity, prior to the beginning

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of each Plan Year, to elect the amount of Compensation to be deferred, subject to the minimum and maximum limitations set forth below. For each Plan Year, the amount of a Participant's deferrals from salary may be no less than $3,000 and the aggregate amount of a Participant's deferrals from salary and bonus may be no more than $100,000. In the event that a Participant fails to specify the amount to be deferred in any Plan Year, he shall be deemed to have elected to defer $3,000 of salary for such Plan Year. The Administrator shall have the right to waive the future deferral obligation for a Participant who has suffered an unforseeable emergency.

     The amount to be deferred for a Plan Year will be deducted from the Participant's Compensation otherwise payable by Alco or an Affiliated Employer, in substantially equal installments during the applicable deferral period in the case of deferrals from salary, and in a lump sum in the case of deferrals from bonuses.

     5. Investment Accounts. Amounts deferred by a Participant pursuant to Paragraph 4 will be credited to an account established by Alco in the name of the Participant. A Participant's account will be credited with earnings based on the performance of various investment alternatives selected by the Participant from among those made available by Alco from time to time.

     A Participant may request a change in his allocation among the various investment alternatives once during any calendar month. Any such changes requested by the 25th day of the month will become effective as of the first day of the next calendar month.

     6. Vesting. A Participant shall vest in the benefits to be provided hereunder on the fifth anniversary of the date of his initial participation in the Plan (or, in the case of Participants whose participation in the Plan began as of July 1, 1995, on December 31, 1999) or when he attains age 65, whichever shall first occur, provided the Participant has been a full-time employee of an Employer for the entire period.

     A Participant who incurs a Total Disability while still employed by an Employer shall become immediately vested in the benefits to be provided hereunder (as described in Paragraph 8, below).

     Each other Participant whose employment with an Employer terminates prior to vesting (other than on account of death, as described in Paragraph 7, below) shall be entitled to receive, in a lump sum payment, an amount equal to the lesser of (i) the Participant's deferrals to the date of termination, without interest, or (ii) the value of the Participant's account as of

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the last day of the calendar month coincident with or next following the date of termination. No other benefits shall be payable under the Plan to such Participant.

     7. Death Benefits. If a Participant dies (whether before or after he begins to receive benefit payments), his beneficiary shall be entitled to receive, in a lump sum payment, the value of the Participant's account as of the last day of the calendar month coincident with or next following the Participant's date of death.

     8. Disability Benefits. If a Participant incurs a Total Disability while still employed by an Employer, he shall be entitled to receive the benefits described in Paragraph 9, which shall commence in the January following the year in which he attains age 60. A Participant who has incurred a Total Disability may begin to receive benefits before reaching age 60 if the Committee (as defined in Paragraph 16) determines, upon application by the Participant, that the Participant has a financial hardship that cannot reasonably be relieved by use of other resources available to him.

     9. Amount and Timing of Benefit Payments. Except as otherwise provided in Paragraphs 6, 7 and 8, payment of benefits under the Plan shall be paid in ten annual payments and shall commence in the January following the later of the Participant's attaining age 60 or the Participant's retirement from the employ of an Employer, unless the Participant has notified the Administrator, in writing, by December 31 of the second year prior to such date, of his election to defer commencement of such benefits until a later date or his election to receive benefits in five or fifteen annual payments.

         A.  Ten Payments. If the Participant's benefits are to be paid to him
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in ten annual payments, such payments shall be made as follows:

         (a) 1/10 of the value of his account as of the preceding December 31 in the first year.

         (b) 1/9 of the value of his account as of the preceding December 31 in the second year.

         (c) 1/8 of the value of his account as of the preceding December 31 in the third year.

         (d) 1/7 of the value of his account as of the preceding December 31 in the fourth year.

         (e) 1/6 of the value of his account as of the preceding December 31 in the fifth year.

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     (f) 1/5 of the value of his account as of the preceding December 31 in the sixth year.

     (g) 1/4 of the value of his account as of the preceding December 31 in the seventh year.

     (h) 1/3 of the value of his account as of the preceding December 31 in the eighth year.

     (i) 1/2 of the value of his account as of the preceding December 31 in the ninth year.

     (j) All amounts remaining in his account in the tenth year.

     B.  Five Payments.  If the Participant elects (in accordance with the
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procedure specified herein) to have his benefits paid in five annual payments, such payments shall be made as follows:

     (a) 1/5 of the value of his account as of the preceding December 31 in the first year.

     (b) 1/4 of the value of his account as of the preceding December 31 in the second year.

     (c) 1/3 of the value of his account as of the preceding December 31 in the third year.

     (d) 1/2 of the value of his account as of the preceding December 31 in the fourth year.

     (e) All amounts remaining in his account in the fifth year.

     C.  Fifteen Payments.  If the Participant elects (in accordance with the
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procedure specified herein) to have his benefits paid in fifteen annual payments, such payments shall be made as follows:

     (a) 1/15 of the value of his account as of the preceding December 31 in the first year.

     (b) 1/14 of the value of his account as of the preceding December 31 in the second year.

     (c) 1/13 of the value of his account as of the preceding December 31 in the third year.

     (d) 1/12 of the value of his account as of the preceding December 31 in the fourth year.

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          (e) 1/11 of the value of his account as of the preceding December 31 in the fifth year.

          (f) 1/10 of the value of his account as of the preceding December 31 in the sixth year.

          (g) 1/9 of the value of his account as of the preceding December 31 in the seventh year.

          (h) 1/8 of the value of his account as of the preceding December 31 in the eighth year.

          (i) 1/7 of the value of his account as of the preceding December 31 in the ninth year.

          (j) 1/6 of the value of his account as of the preceding December 31 in the tenth year.

          (k) 1/5 of the value of his account as of the preceding December 31 in the eleventh year.

          (l) 1/4 of the value of his account as of the preceding December 31 in the twelfth year.

          (m) 1/3 of the value of his account as of the preceding December 31 in the thirteenth year.

          (n) 1/2 of the value of his account as of the preceding December 31 in the fourteenth year.

          (o) All amounts remaining in his account in the fifteenth year.

     10. Beneficiary Designation. A Participant shall designate in his Participation Agreement the beneficiary or beneficiaries who shall, in the event of his death, receive the benefits payable in accordance with Paragraph 7. This designation may be amended in writing and filed with the Administrator from time to time by the Participant. In the event that there is no effective beneficiary designation when such benefits are payable, payments shall be made to the members of the first surviving class of the Participant in the following priority:

          (a)  spouse;

          (b) the living children (including adopted children) in equal amounts;

          (c)  estate.

     11. Incapacity of Recipient. Any payment required to be made under the Plan to a person who is under a legal disability

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may be made to or for the benefit of such person in such of the following ways as the Administrator shall determine:

          (a) to such person;

          (b) to the legal representatives of such person;

          (c) to a near relative of such person to be used for his benefit; or

          (d) to pay the expenses of support, maintenance or education of such person.

     The Administrator shall not be required to see to the application by any third party of payments made pursuant to this Paragraph 11.

     12. Responsibility for Payment. All benefits under the Plan shall be paid by Alco. Alco may, in its sole discretion, determine the manner in which it shall finance its obligation to pay such benefits.

     13. Non-Assignment. Except as hereinafter provided with respect to marital or family support disputes, no amount payable under the Plan shall be subject to assignment, transfer, sale, pledge, encumbrance, alienation or charge by the Participant or any beneficiary. Any attempt to assign, transfer, sell, pledge, encumber, alienate or charge any amount hereunder shall be without effect. In cases of marital or family support disputes, the Administrator will observe the terms of the Plan unless and until ordered to do otherwise by a state or federal court. As a condition of participation in the Plan, the Participant shall agree to hold the Employer harmless from any claim that arises out of obeying an order of any state or federal court with respect to marital or family support disputes, whether such order effects a judgment of such court or is issued to enforce a judgment or order of another court.

     14. No Funding. Alco shall not segregate or physically set aside any funds or assets as a result of this Plan. Neither a Participant, nor his beneficiary, nor any other person shall be deemed to have, pursuant to this Plan, any property interest, legal or equitable, in any specific asset of Alco or an Employer. To the extent that any person acquires any right to receive benefits under this Plan or a Participation Agreement, such right shall be no greater than, nor shall it have any preference or priority over, the rights of any unsecured general creditor of Alco or Affiliated Employer.

     15. Ownership of Life Insurance Policies. Alco may, but is not obligated to, purchase life insurance policies to assist it

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in meeting its obligation to pay benefits under the Plan.  Alco will retain all incidents of ownership in such policies.

     As a condition of participation in the Plan, the Participant shall agree that Alco or an Affiliated Employer may, at their expense, purchase life insurance on the life of the Participant.

     16. Administration. The Plan shall be administered by a Committee selected from time to time by the Board of Directors of Alco (the "Committee"). The Committee shall select an Administrator from time to time to administer the Plan under the general policy guidance of the Committee. The Administrator shall be one or more persons who shall be responsible for:

          (a) maintaining any records necessary in connection with the Plan;

          (b) making calculations under the Plan;

          (c) interpreting the provisions of the Plan; and

          (d) otherwise administering the Plan in accordance with its terms.

     17. Claims Procedures. At any time the Administrator makes a determination adverse to a Participant or beneficiary with respect to a claim for benefits or participation under the Plan, the Administrator shall notify the claimant in writing of such determination, setting forth:

          (a) the specific reason for such determination;

          (b) a reference to the specific provision or provisions of the Plan on which such determination is based;

          (c) a description of any additional material or information necessary to perfect the claim, and an explanation of the reason that such material is required; and

          (d) an explanation of the rights and procedures set forth in this Paragraph 17.

     A person who receives notice of an adverse determination by the Administrator with respect to a claim may request, within 60 days of receipt of such notice, that the Committee review the Administrator's determination. This request may be made on behalf of a claimant by a duly authorized representative. The claimant or representative may review pertinent documents and submit issues and comments with respect to the controversy to the Committee. The Committee shall render a decision within 60 days of a request for review (or within 120 days under special circumstances), which decision shall be in writing and shall set

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forth the specific reasons for the decision reached and the specific provisions of the Plan on which the decision is based. A copy of the ruling shall be forwarded to the claimant.

     18. Employee Benefit Plans. This Plan shall not in any way affect a Participant's right to participate in any pension, profit-sharing, incentive, thrift, group health insurance, stock option, termination pay or similar plan of an Employer, which is now in effect or may hereafter be adopted, to the extent that the Participant is entitled to participate under the applicable terms and provisions of such plan, except that the amounts deferred herein shall not be included in determining a Participant's benefits under any retirement plans qualified under section 401(a) of the Internal Revenue Code. Deferrals under this Plan will be included as compensation for purposes of calculating the level of contributions under Alco's Partners' Stock Purchase Plan.

     19. Amendment. This Plan shall remain in effect until termination by the Board of Directors of Alco. The Board of Directors shall have the power to amend this Plan at any time; provided, however, that, except as set forth in Paragraph 20 and/or Paragraph 21, no amendment or termination of the Plan shall have a material adverse effect upon a Participant unless he consents to such amendment or termination in writing.

     20. Termination. The Board of Directors of Alco shall have the right to terminate the Plan in its entirety, and not in part, at any time it determines that proposed or pending tax law changes or other events cause, or are likely in the future to cause, the Plan to have an adverse financial impact upon Alco. In such event, Alco shall have no liability or obligation under the Plan or the Participant's Participation Agreement (or any other document), provided that Alco distributes to each Participant, in a lump sum payment, the value of his account, valued as of the end of the month in which such termination occurs.

     21. Acceleration. Alco shall have the right at any time to (a) accelerate the vesting of benefits to be provided under the Plan or (b) cause the payment of all amounts thereafter due to a Participant to be paid in a single lump sum or in such other accelerated manner as Alco shall deem appropriate. The amount of any lump sum payment shall be the value of a Participant's account, valued as of the end of the month following Alco's determination to accelerate benefits. If Alco accelerates the payment of benefits to more than 70% of all Participants pursuant to this provision, it must accelerate the payment of benefits to all Participants under the Plan in a comparable manner.

     22. Change in Control. In the event that a Flip-in Transaction or Event or a Flip-over Transaction or Event occurs

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(as defined in the Alco Standard Corporation Preferred Share Purchase Rights
Plan, as amended from time to time), the Plan shall terminate, and the Participant shall receive, in a lump sum payment, the value of his account, valued as of the end of the month in which such transaction or event occurs.

     23.  Miscellaneous.

          (a) The existence of this Plan and the Participation Agreements hereunder, and any actions undertaken pursuant hereto, shall not confer upon the Participant any right to continued employment by any Employer.

          (b) This Plan shall be administered under and in accordance with the laws of the Commonwealth of Pennsylvania, in which Alco's principal place of business is located.

          (c) The terms of this Plan and the Participation Agreements and other documents executed in accordance herewith shall be binding upon Alco, its successors and assigns, and each Participant, his heirs and legal representatives.

          (d) Any taxes imposed on a Participant shall be the sole responsibility of the Participant. Employers shall have the right to deduct from any benefits payable under the Plan any federal, state or local taxes required to be deducted or withheld from such benefits.

          (e) No expenses of administering the Plan shall be charged against the Participants or their benefits hereunder.

          (f) As used herein, the singular shall include the plural, the masculine shall include the feminine, and vice versa.

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